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                                                                     Exhibit 2.1




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                                     FORM OF

                      SEPARATION AND DISTRIBUTION AGREEMENT

                                 BY AND BETWEEN

                         GENESIS HEALTH VENTURES, INC.,

                                       and

                         GENESIS HEALTHCARE CORPORATION

                          Dated as of October ___, 2003



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                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I.

                                   DEFINITIONS

                                   ARTICLE II.

                                 THE SEPARATION

2.1.   Restructuring; Transfer of Assets and Assumption of Liabilities........11
2.2.   Termination of Agreements..............................................12
2.3.   Documents Relating to Other Transfers of Assets and Assumption
       of Liabilities.........................................................13
2.4    Ancillary Agreements...................................................13
2.5.   Disclaimer of Representations and Warranties...........................13
2.6.   Governmental Approvals and Consents....................................14
2.7.   Novation of Eldercare Group Liabilities................................14
2.8.   Satisfaction of Intercompany Debt......................................15
2.9.   Credit Agreement; Guarantees...........................................15

                                  ARTICLE III.

                                THE DISTRIBUTION

3.1.   The Distribution.......................................................16
3.2.   Actions Prior to the Distribution......................................17
3.3.   Conditions to Distribution.............................................18

                                  ARTICLE IV.

                        MUTUAL RELEASES; INDEMNIFICATION

4.1.   Release of Pre-Closing Claims..........................................20
4.2.   Indemnification by SpinCo..............................................21
4.3.   Indemnification by Parent..............................................22
4.4.   Indemnification Obligations Net of Insurance Proceeds and
       Other Amounts..........................................................23
4.5.   Procedures for Indemnification of Third Party Claims...................24
4.6.   Additional Matters.....................................................25
4.7.   Remedies Cumulative....................................................26
4.8.   Tax Liabilities........................................................26
4.9.   Survival of Indemnities................................................26


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                                   ARTICLE V.

                                   INSURANCE

5.1.   Insurance Matters......................................................26

                                   ARTICLE VI.

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

6.1.   Provision of Corporate Records; Agreement for Exchange of
       Information............................................................28
6.2.   Ownership of Information...............................................30
6.3.   Compensation for Providing Information.................................30
6.4.   Record Retention.......................................................30
6.5.   Limitation of Liability................................................30
6.6.   Other Agreements Providing for Exchange of Information.................30
6.7.   Production of Witnesses; Records; Cooperation..........................31
6.8.   Confidentiality........................................................32
6.9.   Protective Arrangements................................................32

                                  ARTICLE VII.

                   FURTHER ASSURANCES AND ADDITIONAL COVENANTS

7.1.   Further Assurances.....................................................32

                                  ARTICLE VIII.

                                   TERMINATION

8.1.   Termination............................................................34
8.2.   Effect of Termination..................................................34

                                   ARTICLE IX.

                       DISPUTE RESOLUTION AND ARBITRATION

9.1.   Agreement to Arbitrate.................................................34
9.2.   Efforts to Resolve Disputes; Mediation.................................35
9.3.   Demand for Arbitration.................................................35
9.4.   Arbitration Panel......................................................35
9.5.   Commencement and Place of Arbitration..................................35
9.6.   Arbitration Hearings...................................................36
9.7.   Arbitration Decision...................................................36
9.8.   Discovery and Related Matters..........................................36
9.9.   Arbitration Panel's Authority..........................................36
9.10.  Confidentiality........................................................37
9.11.  Certain Additional Matters.............................................37
9.12.  Continuity of Performance and Remaining Obligations....................37
9.13.  Law Governing Arbitration Procedures...................................38


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                                   ARTICLE X.

                                  MISCELLANEOUS

10.1.  Counterparts; Entire Agreement; Corporate Power........................38
10.2.  Governing Law..........................................................39
10.3.  Assignability..........................................................39
10.4.  Third Party Beneficiaries..............................................39
10.5.  Notices................................................................39
10.6.  Severability...........................................................39
10.7.  Force Majeure..........................................................40
10.8.  Expenses...............................................................40
10.9.  Late Payments..........................................................40
10.10. Headings...............................................................40
10.11. Survival of Covenants..................................................40
10.12. Waivers of Default.....................................................40
10.13. Specific Performance...................................................40
10.14. Amendments.............................................................41
10.15. Interpretation.........................................................41



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              SEPARATION AND DISTRIBUTION AGREEMENT, dated as of October ___,
2003 (this "Agreement"), by and between Genesis Health Ventures, Inc. (which is expected to be renamed "NeighborCare, Inc." in connection with the Separation (as defined below)), a Pennsylvania corporation ("Parent"), and Genesis HealthCare Corporation, a Pennsylvania corporation and wholly owned subsidiary of Parent ("SpinCo").

              WHEREAS, the respective Boards of Directors of Parent and SpinCo have approved and declared advisable the separation of the Eldercare Business (as defined below) from Parent (the "Separation") pursuant to the terms and subject to the conditions set forth in this Agreement;

              WHEREAS, to effect the Separation, (i) all the assets and liabilities of the Eldercare Business not held by the Eldercare Group will be assigned to and assumed by the Eldercare Group (as defined below), and (ii) Parent will distribute all of the outstanding SpinCo Common Stock pro rata (the "Distribution") to holders of shares of Parent Common Stock (as defined below);

              WHEREAS, the Boards of Directors of Parent and SpinCo have determined that the Separation and the Distribution are in furtherance of and consistent with their respective business strategies and are in the best interests of Parent and SpinCo, respectively, and of their respective stockholders and have approved this Agreement and the transactions contemplated hereby;

              WHEREAS, for federal income tax purposes, it is intended that the Separation and the Distribution qualify as a tax-free reorganization under
Section 355 and 368(a)(1)(D) of the Code (as defined below) and that certain internal restructurings preceding the Distribution also qualify as tax-free reorganizations under such Code Sections;

              WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation and the Distribution and certain other agreements that will govern certain matters relating to the Separation and the Distribution and the relationship of Parent, SpinCo and their respective Subsidiaries following the Separation and the Distribution; and

              WHEREAS, Parent and SpinCo intend to enter into the Ancillary Agreements (as defined below).

              NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:



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                                   ARTICLE I.

                                   DEFINITIONS

              For the purpose of this Agreement the following terms shall have the following meanings:

              1.1. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any arbitration or mediation tribunal.

              1.2. "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise; provided, however, that for purposes of this Agreement, no member of either Group shall, by virtue of common ultimate control by Parent prior to the Distribution, be deemed to be an Affiliate of any member of the other Group and no employee plan or employee plan trust shall be deemed an Affiliate of any employer or of any Affiliate of any employer.

              1.3. "Agent" means the distribution agent to be appointed by Parent to distribute the shares of SpinCo Common Stock to holders of shares of Parent Common Stock in the Distribution.

              1.4. "Agreement" means this Separation and Distribution Agreement, including all of the Schedules and Exhibits hereto.

              1.5. "Ancillary Agreements" means the following agreements by and between Parent and SpinCo, each to be entered into after the date hereof and prior to the Distribution Date: the Tax Sharing Agreement, the Transition Services Agreement, the Employee Benefit Agreement, the Tidewater (Group Purchasing) Agreement, the Pharmacy Services Agreement, the Pharmacy Benefit Management (CareCard) Agreement, and the Durable Medical Equipment Services Agreement.

              1.6. "Applicable Law" means any applicable federal, state, or local law, statute, common law, ordinance, directive, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, authorization, approval, consent, license, permit or requirement of, or agreement with, any Governmental Authority.

              1.7. "Arbitration Act" means the United States Arbitration Act, 9 U.S.C. Sections 1-14, as the same may be amended from time to time.

              1.8.  "Arbitration Demand Notice" has the meaning set forth in
Section 9.3.

              1.9.  "Arbitration Panel" has the meaning set forth in
Section 9.5.

              1.10. "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:


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                    (a)   accounting and other books, records and files whether
              in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                    (b) apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, motor vehicles and other transportation equipment, tools and other tangible personal property;

                    (c) inventories of materials, parts, supplies and products;

                    (d) interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                    (e) license agreements, leases of personal property, open purchase orders for supplies or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                    (f) deposits, letters of credit and performance and surety bonds;

                    (g) written technical information, data, specifications, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                    (h) prepaid expenses, trade accounts and other accounts and notes receivables;

                    (i) rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, causes of action or similar rights, whether accrued or contingent;

                    (j) licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                    (k) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements;

                    (l) copies of all documentation related to any insurance policies; and

                    (m) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.


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              1.11. "Bankruptcy Plan" means the Genesis Health Ventures Inc. and
Multicare AMC, Inc. Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of July 6, 2001.

              1.12. "Code" means the Internal Revenue Code of 1986, as amended.

              1.13. "Commission" means the Securities and Exchange Commission.

              1.14. "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties, including the consents, waivers and approvals set forth on Schedule 1.14.

              1.15. "CPR" means the Center for Public Resources.

              1.16. "Distribution" has the meaning set forth in the recitals of this Agreement.

              1.17. "Distribution Date" means the date on which the Distribution occurs.

              1.18. "Distribution Ratio" means the number of shares of SpinCo Common Stock to be distributed in respect of each share of Parent Common Stock in the Distribution, which ratio shall be determined by the Board of Directors of Parent at a time prior to the Record Date.

              1.19. "Eldercare Business" means the business, as conducted by Parent and its Subsidiaries at any time prior to the Distribution Date, of providing nursing care and all ancillary services (including physical, occupational and speech therapy, respiratory therapy, diagnostic services, physician services, and hospitality services) other than pharmacy, pharmacy consulting and medical supply services.

              1.20. "Eldercare Group" means SpinCo and each Person that would be a direct or indirect Subsidiary of SpinCo immediately after giving effect to the Restructuring.

              1.21. "Eldercare Group Assets" means all of the following other than Excluded Assets or any of the following sold or otherwise disposed of to a third party prior to the Distribution Date:

                    (i) all Assets reflected in the Eldercare Group Balance Sheet, and all Assets of either Group acquired between the date of the ElderCare Group Balance Sheet and the Distribution Date which would have been reflected on the Eldercare Group Balance Sheet had they been acquired on or prior to the date of the ElderCare Group Balance Sheet;

                    (ii) all Assets owned, leased, licensed or otherwise held by any member of either Group that are exclusively dedicated to, used in or related to the Eldercare Business;

                    (iii) all outstanding shares of capital stock of, and
              partnership, joint venture or similar equity interests in, the Persons set forth on Schedule 1.21(iii);

                    (iv) all right, title and interests in the real property owned, leased, licensed or otherwise held by any member of either Group that are exclusively dedicated to, used in or related to the Eldercare Business, and the real property listed on Schedule 1.21(iv), together with all buildings, fixtures and improvements thereon;



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                    (v)   all IPR set forth on Schedule 1.21(v);

                    (vi)  all Eldercare Policies; and

                    (vii) all rights under the Eldercare Group Contracts.

              1.22 "Eldercare Group Balance Sheet" means the unaudited consolidated balance sheet of the Eldercare Group, including the notes thereto, as at March 31, 2003 or, if available at least three weeks in advance of the Distribution Date, as at June 30, 2003, which balance sheet shall be prepared pro forma to give effect to the Restructuring, Separation and Distribution.

              1.23. "Eldercare Group Contracts" means the following contracts and agreements to which Parent or any of its Affiliates is a party or by which it or any of its Affiliates or any of their respective Assets is bound, whether or not in writing, except for any such contract or agreement that is contemplated to be retained by Parent or any member of the Parent Group pursuant to any provision of this Agreement or any Ancillary Agreement:

                    (a) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Eldercare Group, including customer contracts and any open purchase orders or similar commitments;

                    (b) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be assigned to any member of the Eldercare Group;

                    (c) any guarantee, indemnity, representation, warranty or other Liability of any member of the Eldercare Group or the Parent Group in respect of any other Eldercare Group Contract, any Eldercare Group Liability or the Eldercare Group; and

                    (d) the contracts, agreements and other documents listed or described on Schedule 1.23(d).

              1.24. "Eldercare Group Liabilities" means:

                    (i) all Liabilities reflected in the Eldercare Group Balance
              Sheet, and all Liabilities of either Group incurred or arising between the date of the ElderCare Group Balance Sheet and the Distribution Date which would have been included on the Eldercare Group Balance Sheet had they been incurred or arisen on or prior to the date of the ElderCare Group Balance Sheet;


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                    (ii)  except as expressly provided in this Agreement or the
              Ancillary Agreements, all Liabilities relating to or arising out of or resulting from any Eldercare Group Assets, Eldercare Group Contracts, or the operation of the Eldercare Business;

                    (iii) all Liabilities to the extent relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations that were part of the Eldercare Group immediately prior to such termination, divestiture or discontinuation or otherwise, including those set forth on
              Schedule 1.24(iii);

                    (iv) all Liabilities assumed by any member of the Eldercare Group under an express provision of this Agreement or any of the Ancillary Agreements;

                    (v) all Liabilities arising under the SpinCo New Credit Facility and the third party indebtedness listed on Schedule 1.24(v);

                    (vi) all Liabilities listed on Schedule 1.24(vi), but excluding those Liabilities (or portions thereof) which have been satisfied, paid or discharged prior to the Distribution Date;

                    (vii) all Liabilities relating to, arising out of or
              resulting from the causes of action listed on Schedule 1.24(vii), whether arising after, on or prior to the Distribution Date and all open or closed insured liability claims, incurred by or relating to the Eldercare Group or its current, past or future employees;

                    (viii) all Liabilities relating to or arising out of or
              resulting from any litigation relating to the operation of the Eldercare Business; and

                    (ix)  except as expressly set forth herein and subject to
              Article IV, one-half of all Losses relating to, arising out of, or resulting from the execution and delivery of this Agreement, the consummation of the Restructuring, the Separation and the Distribution and the other actions and transactions contemplated hereby; provided, however, that with respect to Liabilities or Losses relating to or arising out of Tax or employee benefits matters, in the event of any inconsistency between this provision and any other provision of this Agreement or any Ancillary Agreement, such other provision shall control.

The foregoing and the paragraph set forth below notwithstanding, the Eldercare Group Liabilities shall not include the Excluded Liabilities.

                  "Eldercare Group Liability" shall also mean any and all other Liabilities owed on the Distribution Date by members of the Parent Group that are exclusively related to the Eldercare Business and which the parties agree should have been transferred to the Eldercare Group or an Eldercare Group Asset, if, had the parties given specific consideration to such Liability as of the date hereof, such Liability would have been classified as an Eldercare Group Liability.


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              1.25. "Eldercare Indemnitees" has the meaning set forth in Section
4.3(a).

              1.26. "Eldercare Policies" means the insurance policies set forth on Schedule 1.26.

              1.27. "Environmental Law" means any Applicable Law (including tort and environmental nuisance law), now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined, designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource Conservation and Recovery Act and comparable provisions in state or local law.

              1.28. "Environmental Liabilities" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

              1.29. "Escrow Account" means an escrow account to be established by SpinCo on or before the Distribution Date, which escrow account shall hold the Unsecured Claimant Shares and any other assets for future delivery to the Persons who become entitled thereto pursuant to Sections 6.3 and 7.5 of the Bankruptcy Plan.

              1.30. "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

              1.31. "Excluded Assets" means (i) the Assets listed or described on Schedule 1.31; (ii) any cash actually held by any member of the Parent Group; and (iii) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be retained by Parent or any other member of the Parent Group.

              1.32. "Excluded Liabilities" means any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained or assumed by Parent or any other member of the Parent Group, and all agreements and obligations of any member of the Parent Group under this Agreement or any of the Ancillary Agreements.

              1.33. "Existing Financing Facilities" means the credit agreements, debt securities or other financing facilities set forth on Schedule 1.33.

              1.34. "Governmental Approvals" means any notices, reports or other filings to be made with, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority, including the notices, reports or other filings set forth on Schedule 1.34.


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

              1.35. "Governmental Authority" shall mean any U.S. federal, state or local court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

              1.36. "Group" means either of the Parent Group or the Eldercare Group, as the context requires.

              1.37. "Indemnifying Party" has the meaning set forth in Section 4.4(a).

              1.38. "Indemnitee" has the meaning set forth in Section 4.4(a).

              1.39. "Indemnity Payment" has the meaning set forth in Section 4.4(a).

              1.40. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, know-how, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

              1.41. "Information Statement" means the information statement to be sent to each Parent shareholder of record as of the Record Date in connection with the Distribution.

              1.42. "Insurance Proceeds" means those monies:

                    (a)   received by an insured from an insurance carrier; or

                    (b)   paid by an insurance carrier on behalf of the insured;
              or

                    (c) received (including by way of set off) from any third party in the nature of insurance, contribution or indemnification in respect of any Liability; in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

              1.43. "IPR" means intellectual property rights protectable by Applicable Law, including patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, trade secrets, other proprietary information and licenses from third Persons granting the right to use any of the foregoing; computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions; intellectual property license agreements; and written technical information, data, specifications, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties.


                                      -8-

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              1.44. "Liabilities" means any and all losses, claims, charges, debts, demands, Actions, damages, obligations, payments, costs and expenses, sums of money, bonds, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, omissions, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any Applicable Law, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

              1.45. "Liberty Health" means Liberty Health Corporation, a Bermuda corporation.

              1.46. "Losses" means any actual loss, liability, claim, damage, or expense (including reasonable costs of investigation and reasonable attorneys' fees), other than any consequential damages.

              1.47. "Nasdaq NMS" means The National Market System of The NASDAQ Stock Market, Inc.

              1.48. "Parent" has the meaning set forth in the preamble to this Agreement.

              1.49. "Parent Business" means the operation of the business of Parent and its Subsidiaries, other than the Eldercare Business, as conducted at any time prior to the Distribution Date.

              1.50. "Parent Common Stock" means the Common Stock of Parent, par value $0.02 per share.

              1.51. "Parent Group" means Parent and each Person that would be a direct or indirect Subsidiary of Parent immediately after giving effect to the Restructuring and the Distribution.

              1.52. "Parent Group Assets" means any Assets of any member of the Parent Group or the Eldercare Group that are not Eldercare Group Assets, including the Excluded Assets.

              1.53. "Parent Group Liabilities" means any Liabilities of any member of the Parent Group or Eldercare Group whether arising after, on or prior to the Distribution Date, that do not constitute Eldercare Group Liabilities, including the Excluded Liabilities.


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              1.54. "Parent Guarantees" means the guarantees, letters of credit and letters of comfort made or obtained by any member of the Parent Group for the benefit of any member of the Eldercare Group or any Affiliate thereof, including those set forth on Schedule 1.54, but excluding any such guarantees, letters of credit and letters of comfort in respect of any obligations of any member of the Eldercare Group that are terminated or refinanced prior to the Distribution Date.

              1.55. "Parent Indemnitees" has the meaning set forth in
Section 4.2.

              1.56. "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

              1.57. "Prime Rate" means the rate which Citibank N.A. (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

              1.58. "Record Date" means the close of business on the date to be determined by the Parent Board of Directors as the record date for determining shareholders of Parent entitled to receive shares of SpinCo Common Stock in the Distribution.

              1.59. "Registration Statement" means the Registration Statement on Form 10 to be filed by SpinCo with the Commission to effect the registration of SpinCo Common Stock pursuant to the Exchange Act in connection with the Distribution, including any amendment thereto or supplement thereof.

              1.60. "Restructuring" has the meaning set forth in Section 2.1(a).

              1.61. "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

              1.62. "Separation" has the meaning set forth in the recitals to this Agreement.

              1.63. "SpinCo" has the meaning set forth in the Preamble to this Agreement.

              1.64. "SpinCo Common Stock" means the Common Stock of SpinCo, par value $0.01 per share.

              1.65. "SpinCo Constituent Documents" has the meaning set forth in
Section 3.2(g).

              1.66. "SpinCo New Credit Facility" means the credit facility to be entered into between SpinCo, as borrower, and an agent or co-agents selected by Parent and SpinCo pursuant to which SpinCo may borrow funds, in form and substance reasonably acceptable to the Boards of Directors of each of Parent and SpinCo.

              1.67. "Subsidiary" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

              1.68. "Stock Split" has the meaning set forth in Section 3.2(e).

              1.69. "Tax" means any Income Tax or Other Tax (each as defined in the Tax Sharing Agreement).

              1.70. "Tax Liability" means Income Tax Liabilities, Other Tax Liabilities, Spin-Off Tax Liabilities and Tax-Related Losses (each as defined in the Tax Sharing Agreement) and any related Liability for which a party is responsible pursuant to the Tax Sharing Agreement.

              1.71. "Third Party Claim" has the meaning set forth in Section 4.5(a).

              1.72. "Unsecured Claimant Shares" means the number of newly issued shares of SpinCo Common Stock equal to the product of (i) the Distribution Ratio and (ii) the number of shares of Parent Common Stock reserved as of the Distribution Date for issuance to holders of Claims (as defined in the Bankruptcy Plan) in Classes G4, G5, M4 and M5 (as defined in the Bankruptcy
Plan).

                                  ARTICLE II.

                                 THE SEPARATION

              2.1. Restructuring; Transfer of Assets and Assumption of Liabilities. (a) Parent and SpinCo shall, and shall cause their respective Subsidiaries to, use all reasonable efforts to complete the restructuring steps described on Schedule 2.1(a) prior to or on the Distribution Date (the "Restructuring").

              (b) On or prior to the Distribution Date, the parties hereto shall, and shall cause their respective Subsidiaries to, (i) execute instruments of assignment and transfer and to take such other corporate action as is necessary to transfer to one or more members of the Eldercare Group all of the right, title and interest of the Parent Group in and to all Eldercare Group Assets that are not already owned, leased, licensed or otherwise held by any member of the Eldercare Group after giving effect to the Restructuring; and (ii) take all action necessary to cause one or more members of the Eldercare Group to assume all of the Eldercare Group Liabilities to the extent such Eldercare Group Liabilities would otherwise remain obligations of any member of the Parent Group after giving effect to the Restructuring.

              (c) On or prior to the Distribution Date, the parties hereto shall, and shall cause their respective Subsidiaries to, (i) execute instruments of assignment and transfer and to take such other corporate action as is necessary to transfer to one or more members of the Parent Group all of the right, title and interest of the Eldercare Group in and to all Parent Group Assets that are not already owned, leased, licensed or otherwise held by any member of the Parent Group after giving effect to the Restructuring; and (ii) take all action necessary to cause one or more members of the Parent Group to assume all of the Parent Group Liabilities to the extent such Parent Group Liabilities would otherwise remain obligations of any member of the Eldercare Group after giving effect to the Restructuring.

              (d) In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto (or any member of such party's respective Group) shall receive or otherwise possess any Asset to which another Person is entitled, such party shall promptly transfer, or cause to be transferred, such Asset to the Person entitled thereto. Prior to any such transfer, the Person receiving or possessing such Asset shall hold such Asset in trust for such other Person.

              (e) It is the intent of the parties that, as of the completion of the Distribution, after giving effect to the Restructuring, Separation and Distribution, (i) none of the members of the Parent Group shall own, lease or have any interest in (other than as a counterparty to any agreement or contract with any member of the Eldercare Group) or rights to any material assets, properties or other rights (tangible and intangible) comprising the Eldercare Group Assets; (ii) none of the members of the Parent Group shall then conduct any of the Eldercare Business other than as contemplated by any of the Ancillary Agreements; and (iii) no member of the Parent Group shall be liable for any Eldercare Group Liability.

              2.2.  Termination of Agreements. (a) Except as set forth in
Section 2.2(b), each of SpinCo and the members of the Eldercare Group, on the one hand, and each of Parent and the members of the Parent Group, on the other hand, hereby terminate, effective as of the Distribution Date, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among SpinCo and/or any member of the Eldercare Group, on the one hand, and Parent and/or any member of the Parent Group, on the other hand. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

              (b) The provisions of Section 2.2(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective Groups); (ii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto or any of their respective wholly owned Subsidiaries is a party; (iii) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary or Affiliate of Parent or SpinCo, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); and (iv) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Distribution Date.

              2.3. Documents Relating to Transfers of Assets and Assumption of Liabilities. (a) In furtherance of the assignment, transfer and conveyance of the Eldercare Group Assets and the Parent Group Assets set forth in Section 2.1, effective as of the Distribution Date, (i) Parent shall, and shall cause its Subsidiaries to, execute and deliver such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Parent's and its respective Subsidiaries' right, title and interest in and to the Eldercare Group Assets to SpinCo and (ii) SpinCo shall, and shall cause its Subsidiaries to, execute and deliver such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of SpinCo's and its respective Subsidiaries' right, title and interest in and to the Parent Group Assets to Parent.

              (b) In furtherance of the transfer and assumption of the assumption of the Eldercare Group Liabilities and the Parent Group Liabilities set forth in Section 2.1, effective as of the Distribution Date, (i) Parent shall, and shall cause its Subsidiaries to, execute and deliver such instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Parent Group Liabilities by the Parent Group, and (ii) SpinCo shall, and shall cause its Subsidiaries to, execute and deliver such instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the ElderCare Group Liabilities by the ElderCare Group.

              2.4. Ancillary Agreements. On or prior to the Distribution Date, each of Parent and SpinCo shall execute and deliver each of the Ancillary Agreements to which it is a party.

              2.5. Disclaimer of Representations and Warranties. Each of Parent (on behalf of itself and each member of the Parent Group) and SpinCo (on behalf of itself and each member of the Eldercare Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, makes any representation or warranty in any way as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest.

              2.6. Governmental Approvals and Consents. (a) If and to the extent that the valid, complete and perfected transfer or assignment to the Eldercare Group of any Eldercare Group Assets (or from the Eldercare Group of any Parent Group Assets) would be a violation of Applicable Law or require any Consent or Governmental Approval in connection with the Restructuring, the Separation or the Distribution, then, unless Parent and SpinCo shall otherwise determine, the transfer or assignment to or from the Eldercare Group of such Eldercare Group Assets or Parent Group Assets, respectively, shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed or such Consents or Governmental Approvals have been obtained. The foregoing notwithstanding, any such Asset shall be deemed an Eldercare Group Asset or Parent Group Asset, as the case may be, for purposes of determining whether any Liability is an Eldercare Group Liability or a Parent Group Liability.

              (b) If the transfer or assignment of any Assets intended to be transferred or assigned hereunder is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.6(a) or for any other reason, then the Person retaining such Asset shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, to the extent permitted by Applicable Law and to the extent otherwise permissible in light of any required Consent and/or Governmental Approval, the Person retaining such Asset shall take such other actions as may be reasonably requested by the Person to whom such Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Eldercare Group Assets or such Parent Group Assets, as the case may be, including possession, use, risk of loss, potential for gain, and dominion, control, command, management and maintenance of such Assets, are to inure from and after the Distribution Date to the Eldercare Group or the Parent Group, respectively, as the case may be.

              (c) If and when the Consents or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to
Section 2.6(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement or the applicable Ancillary Agreement.

              (d) The Person retaining an Asset due to the deferral of the transfer of such Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Asset, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Person entitled to such Asset.

              2.7. Novation of Eldercare Group Liabilities. (a) Each of Parent, on the one hand, and SpinCo, on the other hand, at the request of the other, shall use all reasonable efforts to obtain the consent, substitution, approval, amendment or release required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever (i) that constitute Eldercare Group Liabilities by which any member of the Parent Group is bound such that such arrangements shall become solely

Liabilities of SpinCo; and (ii) that constitute Parent Group Liabilities by which any member of the Eldercare Group is bound such that such arrangements shall become Liabilities of Parent; provided, however, that with respect to clauses (i) and (ii), neither Parent nor SpinCo shall be obligated to pay any consideration therefor to any Governmental Authority or third party from whom such consents, approvals, substitutions, amendments and releases are requested.

              (b) If Parent and SpinCo are unable to obtain, or to cause to be obtained, any consent, approval, release, substitution, amendment or release pursuant to Sections 2.7(a)(i) or (ii), (i) the applicable member of the Parent Group shall continue to be bound by the agreements, leases, licenses and other obligations that constitute Eldercare Group Liabilities to the extent required by the terms thereof and, unless not permitted by Applicable Law, SpinCo shall, as agent or subcontractor for such member of the Parent Group pay, perform and discharge fully all the obligations or other Liabilities of such member of the Parent Group thereunder from and after the Distribution Date, and (ii) the applicable member of the Eldercare Group shall continue to be bound by such agreements, leases, licenses and other obligations that constitute Parent Group Liabilities to the extent required by the terms thereof and, unless not permitted by Applicable Law, Parent shall, as agent or subcontractor for such member of the Eldercare Group pay, perform and discharge fully all the obligations or other Liabilities of such member of the Eldercare Group thereunder from and after the Distribution Date. Each of Parent and SpinCo shall, without further consideration, pay and remit, or cause to be paid or remitted, to each other promptly all money, rights and other consideration received by it or any member of its respective Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Parent or SpinCo, as the case may be, shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its respective Group to the other party without payment of further consideration and Parent or SpinCo, as the case may be, shall, without the payment of any further consideration, assume such rights and obligations.

              2.8. Satisfaction of Intercompany Debt. As of the time of the Distribution, all intercompany indebtedness owing between any member of the ElderCare Group and any member of the Parent Group shall be extinguished, and Parent shall be deemed to have made a capital contribution to SpinCo in an amount equal to the net indebtedness owing from the ElderCare Group to the Parent Group as of such time.

              2.9. Credit Agreements; Guarantees. (a) Each of Parent and SpinCo agrees that it will use all reasonable efforts to obtain, prior to the Distribution Date, all necessary consents, waivers or amendments to the Existing Financing Facilities, or to refinance the Existing Financing Facilities, in each case on terms satisfactory to Parent and SpinCo and to the extent necessary to permit the Restructuring, the Separation and the Distribution to be consummated without any breach of the terms of any Existing Financing Facility.

              (b) SpinCo shall use all reasonable efforts to cause itself or one or more of its Affiliates to be substituted in all respects for Parent or any of its Affiliates, effective as of the Distribution Date, in respect of all obligations of Parent or any of its Affiliates under the Parent Guarantees. Subsequent to the Distribution Date, with respect to any uncancelled Parent Guarantee for which no substitution is effected, (i) SpinCo shall, pursuant to
Section 4.2, indemnify each of Parent and its Affiliates against any Liabilities under any such Parent Guarantee; and (ii) none of SpinCo and its Subsidiaries shall renew or extend, or permit to become automatically renewed or extended, or fail to exercise a right to terminate (if such termination may be effected without penalty) any obligation underlying a Parent Guarantee if such renewal or extension would cause a renewal or extension of the associated Parent Guarantee.

                                  ARTICLE III.

                                THE DISTRIBUTION

              3.1. The Distribution. (a) Subject to Section 3.3, on or prior to the Distribution Date, Parent will deliver to the Agent, for the benefit of holders of record of Parent Common Stock on the Record Date, a single stock certificate endorsed by Parent in blank, representing (or authorize the related book-entry transfer of) all of the outstanding shares of SpinCo Common Stock held by Parent, and shall cause the transfer agent for the shares of Parent Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of shares (or book-entry transfer authorizations) of SpinCo Common Stock to each such holder or designated transferee or transferees of such holder, as provided in Section 3.1(b).

              (b) Pursuant to Section 3.1(a), in the Distribution the Agent shall distribute to each record holder of Parent Common Stock on the Record Date (or such holder's designated transferee or transferees), for each share of Parent Common Stock held by such holder on the Record Date, a number of shares of SpinCo Common Stock equal to the Distribution Ratio; provided, however, that no fractional shares shall be distributed, but in lieu thereof the Agent shall make such distributions as are provided for in Section 3.1(d).

              (c) SpinCo and Parent, as the case may be, will provide to the Agent all share certificates and information reasonably required in order to complete the Distribution on the basis specified above.

              (d) As soon as practicable after the Distribution Date, Parent shall direct the Agent to determine the number of whole shares and fractional shares of SpinCo Common Stock allocable to each holder of record or beneficial owner of Parent Common Stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Parent, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Parent and the Agent shall use all reasonable efforts to aggregate the shares of Parent Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

              (e) In accordance with Section 7(h)(ii) of Part B of the Fifth Article of the Amended and Restated Articles of Incorporation of Parent, at the time of the Distribution the conversion price of the Series A Convertible Preferred Stock of Parent shall be adjusted as provided for in such Section 7(h)(ii).

              (f) Immediately after the Distribution, SpinCo shall issue the Unsecured Claimant Shares to the Escrow Account. Parent and SpinCo acknowledge that the unsecured claims with respect to which Parent is obligated to issue shares of Parent Common Stock (and deliver any dividend distributions paid on such stock between Parent's emergence from bankruptcy and its delivery of Parent Common Stock to a claimant) pursuant to the Bankruptcy relate in part to the Eldercare Business and in part to the Parent Business. The issuance by SpinCo of the Unsecured Claimant Shares to the Escrow Account is intended to constitute SpinCo's contribution to the satisfaction of such unsecured claims.

              3.2. Actions Prior to the Distribution. (a) Parent and SpinCo shall prepare, and SpinCo shall file with the Commission, the Registration Statement, which shall include or incorporate by reference the Information Statement. Each of Parent and SpinCo shall use all reasonable efforts to cause the Registration Statement to become effective under the Exchange Act as soon as practicable. After the Registration Statement has become effective, Parent shall mail the Information Statement as promptly as practicable to the Parent shareholders of record as of the Record Date.

              (b) Parent and SpinCo shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments or supplements thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by the Ancillary Agreements.

              (c) Parent and SpinCo shall take all such action as Parent may determine necessary or appropriate under the securities or blue sky laws of the United States in connection with the Distribution.

              (d) SpinCo shall prepare, file and pursue an application to permit the listing of the SpinCo Common Stock on Nasdaq NMS.

              (e) SpinCo shall effect a stock split with the effect that the number of shares of SpinCo Common Stock issued and outstanding on the Distribution Date shall be equal to the number of shares of Parent Common Stock issued and outstanding as of the Record Date multiplied by the Distribution Ratio (the "Stock Split"), and on or before the Distribution Date, SpinCo shall, pursuant to the Stock Split, deliver to Parent the number of shares of SpinCo Common Stock that are required to effect the Distribution, as certified by the Agent.

              (f) Subject to the satisfaction or waiver of the conditions set forth in Section 3.3, the Board of Directors of Parent, or such committee of the Board as shall be authorized and designated by Parent's Board of Directors, shall establish the Record Date and the Distribution Date and the appropriate procedures in connection with the Distribution.

              (g) Prior to the Distribution, SpinCo and Parent will take all action necessary to amend and restate the certificate of incorporation and by-laws of SpinCo, effective as of a time no later than the Distribution Date, to be substantially in the forms set forth in Exhibit A hereto (the "SpinCo Constituent Documents").

              (h) Prior to, or simultaneously with, the Distribution Date, Parent and SpinCo each shall take such actions as are necessary to cause the SpinCo Board of Directors to be comprised as of the Distribution Date of the individuals set forth on Schedule 3.2(h).

              (i) Prior to the Distribution, SpinCo shall pay to Parent the cash proceeds from SpinCo's new financing facilities less such amount, to be determined in good faith by the parties, as is reasonably required for the ElderCare Group to meet its short-term working capital needs after the Distribution Date.

              3.3. Conditions to Distribution. The Distribution shall be conditioned upon the satisfaction, or the waiver in whole or in part by Parent, of the other conditions set forth below:

              (a) the Board of Directors of Parent shall have declared a distribution payable to the holders of Parent Common Stock of shares of SpinCo Common Stock and in connection with the declaration of such distribution shall have determined that the declaration and payment of such distribution is in the best interests of Parent and the holders of Parent Common Stock;

              (b) (i) Parent shall have received the rulings from the Internal Revenue Service requested in Parent's documents submitted to the Internal Revenue Service relating to the tax treatment of the Separation and the Distribution and related transactions, such rulings shall be satisfactory to Parent in its sole and absolute discretion and no event or circumstance shall have occurred that could reasonably be expected to have any adverse effect on such rulings; or (ii) Parent shall otherwise have satisfied itself as to the tax treatment of the Separation and the Distribution and related transactions;

              (c) all material Governmental Approvals and Consents necessary to consummate the Restructuring, the Separation and the Distribution in the manner contemplated by this Agreement and the Ancillary Agreements shall have been obtained and be in full force and effect;

              (d) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Restructuring, the Separation and the Distribution shall be in effect and no other event outside the control of Parent shall have occurred or failed to occur that prevents the consummation of the Distribution;

              (e) the SpinCo Constituent Documents shall have been amended and restated as set forth in Section 3.2(g);

              (f) the Registration Statement shall have become effective with the Commission under the Exchange Act and no stop order with respect thereto shall be in effect and the Information Statement shall have been mailed to all Parent stockholders of record as of the Record Date and the requisite waiting period between such mailing and the Distribution Date shall have expired;

              (g) the SpinCo Common Stock to be delivered in the Distribution shall have been approved for listing on the Nasdaq NMS, subject to official notice of issuance;

              (h) (i) the Restructuring shall have been completed and (ii) the transfer of Assets and the assumption of Liabilities contemplated by this Agreement in connection with the Separation shall have been effected in all material respects;

              (i) the Ancillary Agreements shall have been duly executed and delivered by the parties thereto;

              (j) With respect to each Existing Financing Facility, Parent shall either (i) have obtained any consent, waiver or amendment necessary to avoid any default, event of default, penalty or other adverse consequence under such Existing Financing Facility that would otherwise occur as a result of the Separation, the Distribution or any other action or event contemplated by this Agreement or any Ancillary Agreement or (ii) have refinanced such Existing Financing Facility by terminating and replacing such Existing Financing Facility, in each case on terms satisfactory to Parent;

              (k) Parent shall have been released from its obligations under each Parent Guarantee on terms satisfactory to Parent;

              (l) the SpinCo New Credit Facility shall be in effect and all conditions to borrowing thereunder (other than any conditions concerning consummation of the Distribution and the transfer of Assets and Liabilities described hereunder) shall have been satisfied;

              (m)   SpinCo shall have effected the Stock Split; and

              (n) after giving effect to all Governmental Approvals and Consents obtained, the consummation of the Separation and the Distribution shall not violate, conflict with, result in a breach of any provision under, constitute a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate or result in a right of acceleration of the performance required by, or require any approval, waiver or consent under, any contract, indenture or other financing agreement or plan of Parent, except in each case as would not have a material adverse effect on the Parent Group or the Eldercare Group.

The foregoing conditions are for the sole benefit of Parent and shall not give rise to or create any duty on the part of Parent or the Parent Board of Directors to waive or not waive any such condition.

                                  ARTICLE IV.

                        MUTUAL RELEASES; INDEMNIFICATION

              4.1.  Release of Pre-Closing Claims. (a) Except as provided in
Section 4.1(c), effective as of the Distribution Date, SpinCo does hereby, for itself and each other member of the ElderCare Group, their respective successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of any member of the ElderCare Group (in each case, in their respective capacities as such), remise, release and forever discharge each of Parent, the members of the Parent Group, their respective successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of Parent or any member of the Parent Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement any of the Separation and the Distribution.

              (b) Except as provided in Section 4.1(c), effective as of the Distribution Date, Parent does hereby, for itself and each other member of the Parent Group, their respective successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of any member of the Parent Group (in each case, in their respective capacities as such), remise, release and forever discharge SpinCo, the members of the ElderCare Group, their successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of SpinCo or any member of the ElderCare Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement any of the Separation and the Distribution.

              (c) Nothing contained in Section 4.1(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in
Section 2.2(b), in each case in accordance with its terms. Nothing contained in
Section 4.1(a) or (b) shall release any Person from:

                    (i) any Liability provided in or resulting from any agreements, arrangements, commitments or understandings among any members of the Parent Group or the ElderCare Group that is specified in Section 2.2(b), including the Ancillary Agreements, and any other Liability specified in such Section 2.2(b) or which the parties specifically agree with survive the Distribution Date;
              (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                    (ii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the indemnification provisions of hereof and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                    (iii) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 4.1.

              (d) SpinCo shall not make, and shall not permit any member of the ElderCare Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Parent or any member of the Parent Group, or any other Person released pursuant to Section 4.1(a), with respect to any Liabilities released pursuant to Section 4.1(a). Parent shall not, and shall not permit any member of the Parent Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against SpinCo or any member of the ElderCare Group, or any other Person released pursuant to Section 4.1(b), with respect to any Liabilities released pursuant to Section 4.1(b).

              (e) At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions of this Section 4.1.

              4.2. Indemnification by SpinCo. (a) Except as provided in Section 4.3, SpinCo shall indemnify, defend and hold harmless Parent, each member of the Parent Group and each of their respective directors, officers, authorized agents and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Parent Indemnitees"), from and against any and all Losses of the Parent Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                    (i) the Eldercare Group, any Eldercare Group Liability or any Eldercare Group Asset, including any failure of SpinCo or any other member of the Eldercare Group or any other Person to pay, perform or otherwise promptly discharge any Eldercare Group Liabilities in accordance with their respective terms, whether prior to, on or after the Distribution Date;

                    (ii) the operation of the Eldercare Business at any time prior to the Distribution Date, and the operation of the business of SpinCo and its Subsidiaries at any time on or after the Distribution Date, including without limitation relating to personal injury, products liability, professional liability, property damage, pricing, Environmental Law violations, health, safety, sanitation, workers compensation;

                    (iii) Medicare, Medicaid or any other governmental or
              quasi-governmental reimbursement program and relating to the Eldercare Business as conducted at any time prior to the Distribution Date, or the business of SpinCo and its Subsidiaries on or after the Distribution Date, including in connection with any purported overpayment of reimbursements for patient costs by any Governmental Authority;

                    (iv) the failure by any Person employed in the Eldercare Business at any time prior to the Distribution Date or employed by SpinCo or any of its Subsidiaries on or after the Distribution Date, or any Person acting as a representative or agent of Parent or any of its Subsidiaries in connection with the Eldercare Business prior to the Distribution Date or acting as a representative or agent of SpinCo and its Subsidiaries on or after the Distribution Date, to comply with any applicable federal or state statutes, including the applicable rules and regulations in the Medicare and Medicaid programs; and

                    (v) any breach by SpinCo or any member of the Eldercare Group of (x) this Agreement or (y) any of the Ancillary Agreements that do not by their terms provide for such indemnification.

              (b) The foregoing notwithstanding, each of the Eldercare Group, on the one side, and the Parent Group, on the other side, shall be responsible for one-half of any (i) Liabilities relating to, arising out of or resulting from the Bankruptcy Plan and/or the bankruptcies associated therewith (except as contemplated by Section 3.1(f)) or (ii) Losses relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in any case contained in the Registration Statement.

              4.3. Indemnification by Parent. (a) Parent shall indemnify, defend and hold harmless SpinCo, each member of the Eldercare Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Eldercare Indemnitees"), from and against any and all Losses of the Eldercare Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                    (i) the Parent Group, any Parent Group Liability or any Parent Group Asset, including any failure of Parent or any other member of the Parent Group or any other Person to pay, perform or otherwise promptly discharge any Parent Group Liabilities in accordance with their respective terms, whether prior to, on or after the Distribution Date;

                    (ii) the operation of the Parent Business at any time prior to the Distribution Date, and the operation of the business of Parent and its Subsidiaries at any time on or after the Distribution Date, including without limitation relating to personal injury, products liability, professional liability, property damage, pricing, Environmental Law violations, health, safety, sanitation, workers compensation;

                    (iii) Medicare, Medicaid or any other governmental or
              quasi-governmental reimbursement program and relating to the Parent Business as conducted at any time prior to the Distribution Date, or the business of Parent and its Subsidiaries on or after the Distribution Date, including in connection with any purported overpayment of reimbursements for patient costs by any Governmental Authority;

                    (iv) the failure by any Person employed in the Parent Business at any time prior to the Distribution Date or employed by Parent or any of its Subsidiaries on or after the Distribution Date, or any Person acting as a representative or agent of Parent or any of its Subsidiaries in connection with the Parent Business prior to the Distribution Date or acting as a representative or agent of Parent and its Subsidiaries on or after the Distribution Date, to comply with any applicable federal or state statutes, including the applicable rules and regulations in the Medicare and Medicaid programs; and

                    (v) any breach by Parent or any member of the Parent Group of (x) this Agreement or (y) any of the Ancillary Agreements that do not by their terms provide for such indemnification.

              (c) The foregoing notwithstanding, each of the Eldercare Group, on the one side, and the Parent Group, on the other side, shall be responsible for one-half of any (i) Liabilities relating to, arising out of or resulting from the Bankruptcy Plan and/or the bankruptcies associated therewith (except as contemplated by Section 3.1(f)) or (ii) Losses relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in any case contained in the Registration Statement.

              4.4. Indemnification Obligations Net of Insurance Proceeds and Other Amounts. (a) The parties intend that any Liability subject to indemnification pursuant to this Article IV will be net of Insurance Proceeds. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

              (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions of this Agreement, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit it would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions of this Agreement.

              (c) The parties agree to act in good faith and to use all reasonable efforts to preserve and maximize the insurance benefits due to be provided under all policies of insurance in effect on or prior to the Distribution Date and to cooperate with one another as necessary to permit each other to access or obtain the benefits under those policies; provided, however, that nothing in this Section 4.4(c) shall be construed to prevent any party or any other Person from asserting claims for insurance benefits or accepting insurance benefits provided by the policies. The parties agree to exchange information upon reasonable request of the other party regarding requests that they have made for insurance benefits, notices of claims, occurrences and circumstances that they have submitted to the insurance companies or other entities managing the policies, payments they have received from the insurance companies, including any agreements to make payments, and any other information that the parties may need to determine the status of the insurance policies and the continued availability of benefits thereunder.

              (d) (i) Each party agrees to use all reasonable efforts to collect any Insurance Proceeds that may be applicable to any Third Party Claim or other claim that could give rise to a right of indemnification hereunder (it being agreed that any costs of collection shall be indemnifiable hereunder to the same extent as the underlying Third Party Claim or other claim); (ii) without limiting the foregoing, the parties agree to cooperate in connection with the submission of any claims and, to the extent permitted under the applicable policy or other agreement, to permit the Indemnifying Party to pursue claims against the applicable insurance company or other Person and (iii) the provisions of this Section 4.4(d) shall apply to any Insurance Proceeds that may be applicable to the costs of defense as well as to any ultimate Liability.

              (e) Any Insurance Proceeds recovered at any time shall be applied in the manner set forth in Section 4.4(a).

              4.5. Procedures for Indemnification of Third Party Claims.(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Parent Group or the Eldercare Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.2 or 4.3, any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party and, if Parent is not the Indemnifying Party, Parent prompt written notice thereof which notice shall describe the Third Party Claim in reasonable detail. The foregoing notwithstanding, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.5(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

              (b) An Indemnifying Party may elect to defend (and, subject to the remainder of this Section 4.5(b) and Section 4.5(e) and unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such

Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.5(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. The Indemnifying Party shall not have the right to admit Liability on behalf of the Indemnitee and shall not compromise or settle a Third Party Claim to the extent the compromise or settlement could prejudice the interests of the Indemnitee, without the express prior consent of the Indemnitee. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

              (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.5(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

              (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

              (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee (which shall not be unreasonably withheld) if the effect thereof is to permit any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against any Indemnitee.

              (f) The parties may enter into one or more additional agreements providing for procedures and other matters relating to the handling of Actions and related matters which shall be deemed Ancillary Agreements for purposes of this Agreement.

              4.6. Additional Matters. (a) Any claim on account of a Loss that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have accepted responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                    (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                    (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section.

                    (d) Each of Parent and SpinCo will use all reasonable efforts not to take, and to cause its respective Subsidiaries not to take, any action after the Distribution Date which may reasonably be expected to have the effect of increasing any Indemnitee's Losses or any party's indemnification obligation hereunder, and each of Parent and SpinCo will use all reasonable efforts to take, and to cause its respective Subsidiaries to take, at the other party's expense, such action as the other party may reasonably request to mitigate all such Losses and the indemnification obligation hereunder, provided such actions do not unreasonably interfere with the conduct of Parent's or SpinCo's, as the case may be, business.

              4.7. Remedies Cumulative. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

              4.8. Tax Liabilities. The above provisions of this Article IV shall not apply to indemnification of Tax Liabilities, and all Tax Liabilities of any member of the Parent Group or the Eldercare Group shall be indemnified in accordance with the provisions of the Tax Sharing Agreement.

              4.9. Survival of Indemnities. The rights and obligations of each of Parent and SpinCo and their respective Indemnitees under this Article IV (and any rights to indemnification pursuant to the Tax Sharing Agreement) shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE V.

                                   INSURANCE

              5.1. Insurance Matters. (a) Except as may otherwise be provided in any Ancillary Agreement, the parties intend that to the extent permitted under the terms of any applicable policy of insurance, SpinCo and each other member of the Eldercare Group shall be successors-in-interest to all rights that any member of the Eldercare Group may have as of the Distribution Date as a subsidiary, affiliate, division or department of Parent prior to the

Distribution Date under any policy of insurance issued to Parent by any insurance carrier or under any agreements related to such policies executed and delivered prior to the Distribution Date, including any rights such member of the Eldercare Group may have, as an insured or additional named insured, subsidiary, affiliate, division or department, to avail itself of any such policy of insurance or any such agreements related to such policies as in effect prior to the Distribution Date. With respect to policies of insurance assigned from Parent to SpinCo in anticipation of the Separation, except as may otherwise be provided in any Ancillary Agreement, the parties intend that to the extent permitted under the terms of any such assigned policies of insurance, Parent and each other member of the Parent Group shall be successors-in-interest to all rights that any member of the Parent Group may have as of the Distribution Date as an affiliate of SpinCo prior to the Distribution Date under any such policies of insurance or under any agreements related to such policies, including any rights such member of the Parent Group may have, as an insured or additional named insured or affiliate to avail itself of any such policy of insurance or any such agreements related to such policies. The foregoing notwithstanding, Parent acknowledges that SpinCo intends to amend each such insurance policy as of the Distribution Date to remove the members of the Parent Group and their respective employees, officers and directors as insured parties thereunder in respect of periods from and after the Distribution Date and that none of the foregoing may be entitled to make any claims for insurance thereunder either to the extent such claims are based upon conduct or injury or other events occurring from and after the Distribution Date or to the extent such claims are precluded by the terms of any "claims made" policies. Except for the limitations contemplated by the preceding sentence and except as otherwise arise pursuant to
Section 5.1(b), the provisions of this Agreement are not intended to relieve any insurer of any Liability under any policy. No member of the Parent Group or the Eldercare Group shall be deemed to have made any representation or warranty as to the availability of any such insurance policy.

              (b) Parent agrees to obtain directors and officers, outside directors and officers, and fiduciary liability run-off insurance from third party commercial insurers in dollar amounts equal to those amounts maintained by Parent for all its insureds (including but not limited to SpinCo) as of the Distribution Date (it being agreed that insureds of Parent and SpinCo shall also continue to be able to claim under such policies). Coverage under these policies shall apply to all insureds of Parent and its Subsidiaries for claims that are reported subsequent to the Distribution Date and that relate to acts that occurred until the Distribution Date. Such policies shall remain in force for a period of six years following the Distribution Date.

              (c) Subject to Section 5.1(b) relating to run off policies, in no event shall Parent or any other member of the Parent Group have any liability or obligation whatsoever to any member of the Eldercare Group in the event that any insurance policy or other contract of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Eldercare Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date. In no event shall ElderCare or any other member of the ElderCare Group have any liability or obligation whatsoever to any member of the Parent Group in the event that any insurance policy or other contract of insurance shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any member of the Parent Group for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

              (d) This Agreement shall not be considered as an attempted assignment of any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any member of the Parent Group or the Eldercare Group against an insurer in respect of any insurance policy or any other contract of insurance.

              (e) Subject to Section 5.1(b) relating to run off policies, SpinCo does hereby, for itself and each other member of the Eldercare Group, agree that no member of the Parent Group shall have any Liability whatsoever as a result of (i) the insurance policies and practices of Parent and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise or (ii) the absence or failure of any such insurance policies or practices.

              (f) Nothing in this Agreement shall be deemed to restrict any member of the Eldercare Group or the Parent Group from acquiring at its own expense any other insurance policy in respect of any Liabilities or covering any period.

                                  ARTICLE VI.

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

              6.1. Provision of Corporate Records; Agreement for Exchange of Information. (a) Prior to or as promptly as practicable after the Distribution Date or from time to time as requested by the Eldercare Group, the Parent Group shall deliver to the Eldercare Group to the extent in possession of any member of the Parent Group: (i) all corporate books and records of the Eldercare Group;
(ii) originals or, at Parent's election, copies of all other corporate records and books of the Parent Group relating to the Eldercare Group, the Eldercare Group Assets, the Eldercare Group Liabilities, the Eldercare Business as conducted on or prior to the Distribution Date or the Ancillary Agreements; including without limitation in each case, all active agreements, active litigation files and government filings; and (iii) copies of any and all Eldercare Policies. From and after the Distribution Date, all such books, records and copies (where copies are delivered in lieu of originals) whether or not delivered shall be the property of the Eldercare Group; provided, however, that all Information contained in such books, records or copies that relates to the Parent Group, the Parent Group Assets, the Parent Group Liabilities or the Ancillary Agreements shall be subject to the applicable confidentiality and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by Applicable Law. Parent, if it so elects, may retain copies of any original books and records delivered to the Eldercare Group along with those original books and records of the Parent Group authorized herein to be retained; provided, however, that all such Information contained in such books, records or copies (whether or not delivered to the Eldercare Group) relating to the Eldercare Group, the Eldercare Group Assets, the Eldercare Group Liabilities, the Eldercare Business or the Ancillary Agreements shall be subject to the applicable confidentiality provisions and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by Applicable Law.

              (b) Prior to or as promptly as practicable after the Distribution Date or from time to time as requested by the Parent Group, the Eldercare Group shall deliver to the Parent Group to the extent in possession of any member of the Eldercare Group: (i) all corporate books and records of the Parent Group; and (ii) originals or, at Eldercare's election, copies of all other corporate records and books of the Eldercare Group relating to the Parent Group, the Parent Group Assets, the Parent Group Liabilities, the Parent Business as conducted on or prior to the Distribution Date or the Ancillary Agreements; including without limitation in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all such books, records and copies (where copies are delivered in lieu of originals) whether or not delivered shall be the property of the Parent Group; provided, however, that all Information contained in such books, records or copies that relates to the Eldercare Group, the Eldercare Group Assets, the Eldercare Group Liabilities or the Ancillary Agreements shall be subject to the applicable confidentiality and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by Applicable Law. Eldercare, if it so elects, may retain copies of any original books and records delivered to the Parent Group along with those original books and records of the Eldercare Group authorized herein to be retained; provided, however, that all such Information contained in such books, records or copies (whether or not delivered to the Parent Group) relating to the Parent Group, the Parent Group Assets, the Parent Group Liabilities, the Parent Business or the Ancillary Agreements shall be subject to the applicable confidentiality provisions and restricted use provisions, if any, contained in this Agreement or the Ancillary Agreements and any confidentiality restrictions imposed by Applicable Law.

              (c) Each of Parent and SpinCo, on behalf of its respective Group, agrees to use all reasonable efforts to provide, or cause to be provided, to the other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement, or (iv) for any other reasonable purpose; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any Applicable Law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Parent and SpinCo intend that any transfer of Information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege.

              (d) After the Distribution Date, each of Parent and SpinCo shall provide, or cause to be provided, to the other party, at no charge to the other party, all financial and other data and information as the other party determines necessary or advisable in order to prepare its financial statements and reports or filings with the Commission.

              (e) The provisions of this Section 6.1 shall not apply to any Information to the extent it is based on Information created after the Distribution Date.

              (f) The foregoing provisions of this Section 6.1 notwithstanding, Section 8(a) of the Tax Sharing Agreement shall govern the exchange of Information with respect to Taxes, and the provisions of this
Section 6.1 shall not be applicable thereto.

              6.2. Ownership of Information. Any Information owned by one Group that is provided to a requesting party pursuant to Section 6.1(c) or Section 6.1(d) shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

              6.3. Compensation for Providing Information. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement, any Ancillary Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

              6.4. Record Retention. To facilitate the possible exchange of Information pursuant to this Article VI and other provisions of this Agreement after the Distribution Date, the parties agree to use all reasonable efforts to retain all Information in their respective possession or control on the Distribution Date to the extent such retention is required by the policies of Parent as in effect on the Distribution Date. In addition, no party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the seventh anniversary of the date hereof without first using all reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that (a) in the case of any Information relating to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof) and (b) Section 8(b) of the Tax Sharing Agreement shall govern the retention of Information with respect to Taxes, and the provisions of this Section 6.4 shall not be applicable thereto.

              6.5. Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable efforts by such party to comply with the provisions of Section 6.4.

              6.6. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

              6.7. Production of Witnesses; Records; Cooperation (a) After the Distribution Date, except in the case of an adversarial Action by one party against the other party (which shall be governed by such discovery rules as may be applicable thereto), each party hereto shall use all reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

              (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, each other party shall use all reasonable efforts to make available, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

              (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

              (d) Without limiting any provision of this Section 6.7, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect to any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

              (e) The obligation of the parties to provide witnesses pursuant to this Section 6.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors, directors, officers, employees, other personnel and agents without regard to whether any such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 6.7(a)).

              (f) In connection with any matter contemplated by this Section 6.7, the parties will enter into a mutually acceptable joint defense agreement as necessary in specific Actions or with regard to specific claims so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

              6.8. Confidentiality. (a) Subject to Section 6.9, each of Parent and SpinCo, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Parent's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives,
(ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation), or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

              (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 6.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

              (c) Anything in this Agreement or the Ancillary Agreements to the contrary notwithstanding, Parent and SpinCo agree that each party (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation Section 1.6011-4) of the transactions contemplated by this Agreement and the Ancillary Agreements and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment and tax structure.

              6.9. Protective Arrangements. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to Applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions of this Agreement, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such Applicable Law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE VII.

                   FURTHER ASSURANCES AND ADDITIONAL COVENANTS

              7.1. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use all reasonable efforts on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under Applicable Law and applicable agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements. Each party shall appoint one or more individuals to act as its agent and attorney in fact with full right and power to execute any instruments necessary to transfer any Asset to any other Person and shall, on or prior to the Distribution Date, notify the other parties hereto of the identity of any such individual.

              (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use all reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfer of the Eldercare Group Assets and the Distribution and the assignment and assumption of the Eldercare Group Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so. The foregoing and anything in this Agreement or any Ancillary Agreement to the contrary notwithstanding, no member of the Parent Group shall be required to make any payment, incur or become subject to any Liability, agree to any restriction, surrender any right or Asset or otherwise enter into any agreement, or be required to permit to occur any event, that would be adverse to it in order to obtain any such Consent or Governmental Approval.

              (c) On or prior to the Distribution Date, Parent and SpinCo in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Parent and SpinCo, or any other Subsidiary of Parent, as the case may be, to effectuate the transactions contemplated by this Agreement.

              (d) Parent and SpinCo, and each of the members of their respective Groups, waive (and agree not to assert against the other) any claim or demand that any of them may have against the other for any Liabilities or other claims relating to or arising out of: (i) the failure of SpinCo or any member of the Eldercare Group, on the one hand, or of Parent or any member of the Parent Group, on the other hand, to provide any notification or disclosure required under any Applicable Law in connection with the Separation and the Distribution or the other transactions contemplated by this Agreement, including the transfer by any member of one Group to any member of the other Group of ownership or operational control of any Assets not previously owned or operated by such transferee; or (ii) any inadequate, incorrect or incomplete notification or disclosure under any such Applicable Law by the applicable transferor. To the extent any Liability to any Governmental Authority or any third Person arises out of any action or inaction described in clause (i) or (ii) above, the transferee of the applicable Asset hereby assumes and agrees to pay any such Liability.

              (e) In addition to any services contemplated to be provided following the Distribution Date pursuant to any Ancillary Agreement, each party, upon written request of the other party, shall make available to the other party, during normal business hours and in a manner that will not unreasonably interfere with such party's business, its financial, accounting, legal, employee benefits and similar staff and services whenever and to the extent that they may be reasonably required in connection with the preparation of audits, claims, litigation or administration of employee benefit plans, and otherwise to assist in effecting an orderly transition following the Distribution Date. The foregoing provisions of this Section 7.1(e) notwithstanding, Article 8 of the Tax Sharing Agreement shall govern cooperation and the exchange of Information with respect to matters relating in any respect to Taxes and this Section 7.1(e) shall not apply thereto.

                                 ARTICLE VIII.

                                   TERMINATION

              8.1. Termination. Prior to the Distribution Date, this Agreement may be terminated at any time prior to the Distribution Date by Parent in its sole discretion.

              8.2. Effect of Termination. In the event of any termination of this Agreement, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party as a result of this Agreement.

                                  ARTICLE IX.

                       DISPUTE RESOLUTION AND ARBITRATION

              9.1. Agreement to Arbitrate. Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, the procedures set forth in this Article IX shall apply to all disputes, controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or any Ancillary Agreement or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof) or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Parent Group and any member of the Eldercare Group. Each party agrees on behalf of itself and each member of its respective Group that the procedures set forth in this Article IX shall be the sole and exclusive remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Sections 9.11(c) and except to the extent provided under the Arbitration Act in the case of judicial review of arbitration results or awards. Each party on behalf of itself and each member of its respective Group irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 9.1. The parties agree that claims filed pursuant to this Arbitration provision may seek direct damages but in no event for such claims shall either party be liable to the other for any incidental, special, reliance, consequential or any other indirect damages or losses (including lost profits or revenues).

              9.2. Efforts to Resolve Disputes; Mediation. It is the intent of the parties to use all reasonable efforts to negotiate and resolve expeditiously any dispute, controversy or claim between or among them that may arise from time to time on a mutually acceptable negotiated basis. The parties may, by mutual consent, retain a mediator to aid in any attempt to informally negotiate resolution of any dispute, although any opinion expressed by a mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceedings. Costs of a mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation is not a prerequisite to a demand for arbitration under Section 9.3.

              9.3. Demand for Arbitration. At any time before the Applicable Deadline (as defined below), any party involved in the dispute, controversy or claim may make a written demand (the "Arbitration Demand Notice") that the dispute be resolved by binding arbitration. Except as may be expressly provided in any Ancillary Agreement, any Arbitration Demand Notice must be asserted within one year after the later of the occurrence of the act or event giving rise to the underlying claim or the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the party asserting the claim (as applicable and as it may in a particular case be specifically extended by the parties in writing, the "Applicable Deadline"). Any discussions, negotiations or mediations between the parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the parties. Each of the parties agrees on behalf of itself and each member of its Group that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, as between or among the parties and the members of their Groups, such dispute, controversy or claim will be barred. Subject to Sections 9.11(c), upon delivery of an Arbitration Demand Notice prior to the Applicable Deadline, the dispute, controversy or claim shall be decided by an Arbitration Panel in accordance with the rules set forth in this Article IX.

              9.4. Arbitration Panel. When an Arbitration Demand Notice is given, the parties involved in the dispute, controversy or claim shall attempt to select a sole arbitrator satisfactory to all such parties. In the event the parties are not able jointly to select a sole arbitrator, such parties shall each appoint an arbitrator within 30 days after delivery of the Arbitration Demand Notice. Only one arbitrator may be appointed for the Eldercare Group and the Parent Group, respectively. In the event that a sole arbitrator is not selected, the two chosen arbitrators, within 30 days after the appointment of the later of them to be appointed, will in turn choose a third arbitrator, and the three arbitrators thus chosen will constitute the arbitration panel.

              9.5. Commencement and Place of Arbitration. The sole arbitrator or arbitration panel (as applicable, the "Arbitration Panel") will meet within 30 days of the last appointment to commence the arbitration, which period may be extended upon the agreement of the arbitrators. The Arbitration Panel will set a time for the hearing of the matter which will commence no later than 90 days after the date of the last appointment. The place of any arbitration hereunder will be as agreed upon by the parties, or, if the parties are unable to agree, as set by the Arbitration Panel.

              9.6. Arbitration Hearings. The matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both the parties. If the Arbitration Panel deems it to be appropriate for a fair resolution of the dispute, live cross-examination or direct examination may be permitted. The Arbitration Panel shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitration hearing will be no longer than 30 full hearing days, unless in the judgment of the Arbitration Panel the matter is complex and sophisticated and thereby requires a longer time. The Arbitration Panel may set time and other limits on the presentation of each party's case, its memoranda or other submissions, and may refuse to receive any proffered evidence, which the Arbitration Panel find to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes then prevailing (except that the arbitration will not be conducted under the auspices of the CPR and the fee schedule of the CPR will not apply). To the extent that the provisions of this Agreement and the prevailing rules of the CPR conflict, the provisions of this Agreement shall govern.

              9.7. Arbitration Decision. The final decision of the Arbitration Panel will be rendered in writing to the parties not later than 60 days after the last hearing date, unless otherwise agreed by the parties in writing. The decision of the Arbitration Panel will be final and binding on the parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum.

              9.8. Discovery and Related Matters. Any party involved in the applicable dispute may request limited document production from the other party or parties of specific and expressly relevant documents. Any such discovery shall be conducted expeditiously, and it is intended that discovery shall be limited as compared to the provisions of the Federal Rules of Civil Procedure. Depositions shall not occur except by consent of the parties or by order of the Arbitration Panel. Disputes concerning the document production or other discovery will be determined by written agreement of the parties involved in the applicable dispute or, failing such agreement, will be referred to the Arbitration Panel for resolution. All discovery requests will be subject to the proprietary rights and rights of privilege of the parties, and the Arbitration Panel will adopt procedures to protect such rights and to maintain the confidential treatment of the arbitration proceedings (except as may be required by Applicable Law). Subject to the foregoing, the Arbitration Panel shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

              9.9. Arbitration Panel's Authority. The Arbitration Panel shall have full power and authority to determine issues of arbitrability and to interpret or construe the applicable provisions of this Agreement or any Ancillary Agreement and to fashion appropriate remedies for breaches of this Agreement (including interim or permanent injunctive relief); provided, however, that the Arbitration Panel shall not have any right or authority (i) in excess of the authority a court having jurisdiction over the parties and the controversy or dispute would have absent these arbitration provisions; (ii) to award incidental, special, reliance, consequential, or other indirect damages (including lost profits or revenues); (iii) to award punitive or treble damages; or (iv) to modify the terms of this Agreement. It is the intention of the parties that in rendering a decision the Arbitration Panel give effect to the applicable provisions of this Agreement and the Ancillary Agreements and follow Applicable Law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

              9.10. Confidentiality. Except as required by Applicable Law, the parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense asserted by any third party. Except as required by Applicable Law, the parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of the arbitration or any mediation in confidence in accordance with the provisions of Article VI and except as may be required in order to enforce any award. Each of the parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

              9.11. Certain Additional Matters. (a) If a party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing party.

              (b) Arbitration costs will be borne equally by each party involved in the matter, except that each party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such party.

              (c) Prior to the time at which the Arbitration Panel are appointed, any party may seek one or more temporary restraining orders in a court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, or grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein and the Arbitration Panel may dissolve, continue or modify any such order.

              (d) In the event that at any time any member of the Arbitration Panel shall fail to serve as an arbitrator for any reason, the appropriate party or the two party-selected arbitrators, as the case may be, shall select a new arbitrator, in accordance with the procedures set forth in Section 9.4. The extent, if any, to which testimony previously given shall be repeated or may be relied upon based on the stenographic record (if there is one), shall be determined by the replacement arbitrator.

              9.12. Continuity of Performance and Remaining Obligations. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this
Article IX with respect to all matters not subject to such dispute, controversy or claim.

              9.13. Law Governing Arbitration Procedures. The interpretation of the provisions of this Article IX, only insofar as they relate to the agreement to arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 10.2.

                                   ARTICLE X.

                                  MISCELLANEOUS

              10.1. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto or thereto and delivered to each other party hereto or thereto.

              (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof or thereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

              (c) Parent represents on behalf of itself and each other member of the Parent Group and SpinCo represents on behalf of itself and each other member of the Eldercare Group as follows:

                    (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                    (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

              (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

              10.2. Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of Pennsylvania irrespective of the choice of laws principles of such State, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

              10.3. Assignability. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that, except as set forth in this Agreement or in any Ancillary Agreement, no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of each of the other parties hereto or thereto.

              10.4. Third Party Beneficiaries. Except for the indemnification rights under this Agreement or any Ancillary Agreement of any Parent Indemnitee or any SpinCo Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties hereto and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person (including any insurance company) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

              10.5. Notices. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a nationally recognized courier service to the parties at the following address:

              If to Parent, to:           NeighborCare
                                          7 East Lee Street
                                          Baltimore, MD 21202
                                          Attention: Law Department

              If to SpinCo to:            Genesis HealthCare Corporation
                                          101 East State Street
                                          Kennett Square, PA 19348
                                          Attention: Law Department

Any party may, by notice to the other parties, change the address to which such notices are to be given.

              10.6. Severability. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

              10.7. Force Majeure. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

              10.8. Expenses. Except as expressly set forth in this Agreement or in any Ancillary Agreement, whether or not the Separation or the Distribution are consummated, all third party fees, costs and expenses paid or incurred in connection with the Separation and the Distribution will be paid by Parent.

              10.9. Late Payments. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

              10.10 Headings. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

              10.11.Survival of Covenants. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein, shall survive the Distribution in accordance with their terms.

              10.12.Waivers of Default. Waiver by any party of any default by any other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

              10.13.Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

              10.14.Amendments. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification is sought to be enforced.

              10.15.Interpretation. In the event of a conflict between a provision of this Agreement and any provision of any Ancillary Agreement, any specific provision of the applicable Ancillary Agreement shall control. In the event of an inconsistency between this Agreement and the Tax Sharing Agreement regarding Tax matters, the Tax Sharing Agreement shall control. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) taken as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Distribution Date, regardless of any amendment or restatement hereof.

         IN WITNESS WHEREOF, the parties have caused this Separation and Distribution Agreement to be executed by their duly authorized representatives.

                                         GENESIS HEALTH VENTURES, INC.


                                         By:
                                            ____________________________________
                                            Name:  Robert H. Fish
                                            Title: Chairman of the Board and CEO






                                         GENESIS HEALTHCARE CORPORATION


                                         By:
                                            ____________________________________
                                            Name:  George V. Hager
                                            Title: Chief Executive Officer



[Signature Page to Separation and Distribution Agreement]